Exhibit 17

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!
And now you can Vote your Proxy on the PHONE or the INTERNET.
It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize fund expenses.
It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.
It’s Easy! Just follow these simple steps:
1. Read your proxy statement and prospectus and have your Proxy Card(s) at hand.
2. Call toll-free [ ] or go to website: [ ]
3. Enter the 14-digit number located in the shaded box from your Proxy Card(s).
4. Follow the recorded or on-screen directions.
5. Do not mail your Proxy Card(s) when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY	JOHN HANCOCK ESG ALL CAP CORE FUND PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 9, 2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF JOHN HANCOCK INVESTMENT TRUST	PROXY

The undersigned revoking previous proxies, hereby appoint(s) Andrew G. Arnott, Jay Aronowitz, Phil Fontana, Charles Rizzo, Sal Schiavone, John J. Danello, Christopher Sechler, Ariel Ayanna, Sarah M. Coutu, Thomas Dee, Nicholas J. Kolokithas, Kinga Kapuscinski, Suzanne M. Lambert, Edward Macdonald, Mara C.S. Moldwin, Harsha Pulluru, Betsy Anne Seel and Steven Sunnerberg, with full power of substitution in each, to vote all the shares of beneficial interest of John Hancock ESG All Cap Core Fund, a series of John Hancock Investment Trust (“JHIT”) which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders of JHIT (the “Meeting”) to be held telephonically on Friday, April 9, 2021, at 2:00 p.m., Eastern Time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement and Prospectus dated [February 19, 2021], is hereby acknowledged. If not revoked, this proxy shall be voted for the proposals included in the Proxy Statement and Prospectus.

VOTE VIA THE INTERNET: [ ] VOTE VIA THE TELEPHONE: [ ] VOTE VIA MAIL: Vote, date and sign this proxy card and return it promptly in the enclosed envelope.
999 9999 9999 999

Note: Signature(s) should agree with the name (s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

John Hancock Investment Management LLC

By:

Name:

Title:

Date:

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

Please detach at perforation before mailing.

SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) THE PROPOSAL IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■

To approve an Agreement and Plan of Reorganization between John Hancock ESG All Cap Core Fund and John Hancock ESG Large Cap Core Fund (the “Acquiring Fund”). Under this agreement, John Hancock ESG All Cap Core Fund would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement and prospectus, proportionately to you and the other shareholders of John Hancock ESG All Cap Core Fund. The Acquiring Fund would also assume substantially all of John Hancock ESG All Cap Core Fund’s liabilities.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Important Notice Regarding Availability of Proxy Materials for this Meeting to Be Held on April 9, 2021

The Proxy Statement and Prospectus for this Meeting are available at [                      ].

PLEASE VOTE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

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